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EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of United Online, Inc. (the "Company") of our report dated January 17, 2001 relating to the consolidated financial statements of Juno Online Services, Inc. which appears in the Company's Registration Statement on Form S-4 (No. 333-63704).

/s/ PricewaterhouseCoopers LLP

New York, New York May 20, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS